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                                 [LOGO] TEFRON


                TEFRON 2005 FOURTH QUARTER AND FULL YEAR RESULTS
                 RELEASE SCHEDULED FOR WEDNESDAY, MARCH 8, 2006

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            CONFERENCE CALL SCHEDULED FOR MARCH 8, 2006 AT 10AM EST

MISGAV, ISRAEL - FEBRUARY 28, 2006 - Tefron (NYSE: TFR, TASE: TFR), announced that it will be releasing its fourth quarter and full year 2005 results on Wednesday, March 8, 2006, before the US market opens.

The Company will also be hosting a conference call later that same day at 10:00am EST. On the call, management will review and discuss the results, and will be available to answer investor questions.

To participate, please call one of the following teleconferencing numbers. Please begin placing your calls at least 5 minutes before the conference call commences. If you are unable to connect using the toll-free numbers, please try the international dial-in number.

                        US DIAL-IN NUMBER: 1 866 229 7198
                        UK DIAL-IN NUMBER: 0 800 917 5108
                       ISRAEL DIAL-IN NUMBER: 03 918 0610
                  INTERNATIONAL DIAL-IN NUMBER: +972 3 918 0610

                                       AT:
          10:00AM EASTERN TIME, 7:00AM PACIFIC TIME, 5:00PM ISRAEL TIME

For those unable to listen to the live call, a replay of the call will be available for three months from the day after the call in the investor relations section of Tefron's website, at: WWW.TEFRON.COM

ABOUT TEFRON

Tefron manufactures boutique-quality everyday seamless intimate apparel, active wear and swim wear sold throughout the world by such name-brand marketers as Victoria's Secret, Nike, The Gap, Banana Republic, Target, Warnaco/Calvin Klein, Patagonia, Reebok and El Corte Englese, as well as other well known retailers and designer labels. The company's product line includes knitted briefs, bras, tank tops, boxers, leggings, crop, T-shirts, nightwear, bodysuits, swim wear, beach wear and active-wear. The Company's Healthcare Division manufactures and sells a range of textile healthcare products.

FOR MORE INFORMATION VISIT: WWW.TEFRON.COM

COMPANY CONTACT:                             INVESTOR RELATIONS CONTACT
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Asaf Alperovitz                              Ehud Helft / Kenny Green
Chief Financial Officer                      GK Investor Relations
Tel: + +972-4-9900803                        Tel: (US) 1 866 704 6710
aasaf@tefron.com                             Ehud@gkir.com / Kenny@gkir.com
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